Calculation of Filing Fee Tables
F-1
Santa Ana Global Enterprises, S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, nominal value EUR0.01 per share, each as represented by American Depositary Shares ("ADSs")	457(o)			$ 17,310,000.00	0.0001381	$ 2,390.51
Fees to be Paid	2	Equity	Ordinary shares, nominal value EUR0.01 per share, each as represented by ADSs issuable upon exercise of the Underwriters' Over-Allotment Option	457(o)			$ 2,596,500.00	0.0001381	$ 358.58
Fees to be Paid	3	Equity	Representative's Warrants to purchase ADSs	Other	66,355		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Ordinary Shares underlying the ADSs, issuable upon exercise of Representative's Warrants	457(o)			$ 1,244,156.25	0.0001381	$ 171.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,150,656.25		$ 2,920.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,920.91
Offering Note
[1]	Represents 1,154,000 ordinary shares underlying ADSs offered in this offering. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on the high end of the estimated price range set forth on the cover page of the prospectus forming a part of this registration statement.

[2]	Represents 173,100 ordinary shares underlying ADSs issuable upon exercise of the underwriters' over-allotment option. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on the high end of the estimated price range set forth on the cover page of the prospectus forming a part of this registration statement.

[3]	Represents warrants to be issued to the representative of the underwriters or its designees to purchase up to an aggregate number of ADSs equal to 5% of the total number of ADSs sold in this offering (including ADSs sold upon exercise of the over-allotment option, if any). The Representative's Warrants are exercisable at any time commencing six months from the commencement of sales in this offering and expiring five years thereafter. No registration fee is required for the Representative's Warrants pursuant to Rule 457(g) under the Securities Act because the ordinary shares underlying ADSs underlying the warrants are being registered in connection with the offering.

[4]	The Representative's Warrant is exercisable at a per ADS exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the ordinary shares underlying ADSs underlying the Representative's Warrants is $1,244,156.25. Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional ordinary shares that are issuable by reason of the anti-dilution provisions of the Representative's Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date